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                                                                   EXHIBIT 99.1

                       HAWAIIAN NATURAL WATER COMPANY, INC.

                         SPECIAL MEETING OF SHAREHOLDERS

                                          , 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder(s) of Hawaiian Natural Water Company, Inc., a Hawaii corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement for the
Special Meeting of Shareholders of the Company to be held at     a.m. local
time on         ,     , 2001 at              , and hereby appoints
       and              , and each of them, as proxies with power of
substitution, to vote all of the stock of Hawaiian Natural Water Company, Inc. which the undersigned has the power to vote at the Company's Special Meeting or at any adjournment thereof, as specified on the reverse side.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED BELOW. IF YOU SIGN THIS PROXY WITHOUT MARKING ANY BOXES, THIS PROXY SHALL BE VOTED FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

                                             / / Check here for address change.

                                             New Address:


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                      HAWAIIAN NATURAL WATER COMPANY, INC.

                  PLEASE MARK VOTE IN BOX USING DARK INK ONLY.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                                  PROPOSAL 1.


1. Approval of the Fifth Amended and Restated Agreement and Plan of Merger, dated as of September 27, 2001, among Hawaiian Natural Water Company, Inc., AMCON Merger Sub, Inc., and AMCON Distributing Company.

                       / / FOR / / AGAINST / / ABSTAIN

2. In their discretion, the proxies authorized to vote upon such other business as may properly come before the meeting or any adjournments, postponements, continuations or reschedulings thereof. However, no proxy that is voted against Proposal 1 will be voted in favor of adjournment, postponement, continuation or rescheduling of the meeting for the purpose of allowing additional time to solicit additional votes or proxies in favor of approval of the Fifth Amended and Restated Agreement and Plan of Merger.

     Check here if you plan to attend the meeting. / /


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                                             Signature


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                                             Signature


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, THE SIGNATURE OF ALL SUCH PERSONS ARE REQUIRED. A CORPORATION SHOULD SIGN IN ITS FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER, STATING HIS OR HER TITLE. TRUSTEES, GUARDIANS, EXECUTORS AND ADMINISTRATORS SHOULD SIGN IN THEIR OFFICIAL CAPACITY, GIVING THEIR FULL TITLE AS SUCH. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Dated:             , 2001

PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY TO
                                 USING THE ENCLOSED ENVELOPE.